AMENDED AND RESTATED BY-LAWS
                       OF MIDSOUTH BANCORP, INC.

                             April 7, 1993


                               SECTION 1

                                OFFICES

              1.1 Principal    Office.  The   principal   office   of   the
          Corporation  shall  be  located   at  102  Versailles  Boulevard,
          Lafayette, Louisiana  70501.

              1.2 Additional Offices. The Corporation may have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                               SECTION 2

                         SHAREHOLDERS' MEETINGS

              2.1 Place of Meetings. Unless otherwise required by law or the Articles of Incorporation, all meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

              2.2 Annual Meetings. An annual meeting of the shareholders shall be held each year on the date and at the time as the Board of Directors shall designate, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. If no annual shareholders' meeting is held for a period of eighteen months, any shareholder may call such meeting to be held at the registered office of the Corporation.

              2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by a majority of Continuing Directors, as defined in the Articles of Incorporation, the Chairman of the Board, if the Chairman of the Board is a Continuing Director, or the President if the selection of the President was approved by at least a majority of the Continuing Directors. Special meetings of the shareholders may be called by the shareholders only in the manner set forth in
          Article VI of the Articles of Incorporation.

              2.4 Notice of Meetings.  Except as otherwise  provided by law or the Articles of Incorporation, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholders entitled to vote at such meeting, at least 10 days and not more than 60 days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose or purposes thereof, unless action is to be taken at the meeting as to which notice is required by law, the Articles of Incorporation or the By-laws. Notice of a special meeting shall state the purpose or purposes thereof, and the business conducted at any special meeting shall be limited to the purpose or purposes stated in the notice.

              2.5 List of Shareholders. At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

              2.6 Quorum. At all meetings of shareholders, the holders of a majority of the Total Voting Power (as defined in Article III(D) of the Articles of Incorporation) shall constitute a quorum. For purposes of determining whether a meeting has been duly organized, a shareholder deemed present for any purpose at the meeting shall be deemed present for purposes of determining whether the meeting is duly organized.

              2.7 Voting. When any shareholders' meeting has been duly organized, directors shall be elected by plurality vote, and each question brought before the meeting shall be decided by the vote specified in Article IX Paragraphs A and B of the Articles of Incorporation.

              If a plurality vote or the affirmative vote of a majority of the votes cast is required to constitute shareholder action, abstentions shall be counted as votes not cast. If the affirmative vote of a portion of the voting power present is required to constitute shareholder action, broker non-votes shall be counted as not present and not cast.

              2.8 Proxies. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. A proxy must be appointed by an instrument in writing executed by such shareholder and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a longer period of validity, but in no case shall an outstanding proxy be valid for longer than three years from the date of its execution. In no event, however, may a proxy be voted at a meeting called pursuant to La. R.S. 12:138 unless it is executed and dated by the shareholder within 30 days of the date of such meeting. The person appointed as proxy need not be a shareholder of the Corporation. A proxy must be filed with the Secretary of the Corporation at or before the meeting. The revocation of a revocable proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation or unless a proxy of a later date is filed with the Secretary of the Corporation at or before the meeting. A shareholder present in person at the meeting who votes in person at the meeting in a manner inconsistent with a proxy filed on the shareholder's behalf shall be deemed to have revoked such proxy as it relates to the matter voted upon in person.

              2.9 Adjournments. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

              2.10Withdrawal. If a quorum is present or represented at a duly organized shareholders' meeting, such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum as fixed in
          Section 2.6 of these By-laws, or the refusal to vote or abstention of any shareholder.

              2.11Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 2.9 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in Section 2.6 hereof, shall nevertheless be deemed to constitute a quorum for the purpose of electing directors.

              2.12Presiding Officer, Secretary of the Meeting and Judges of Election. The Chairman of the Board if a Continuing Director or, in his or her absence, the President, if at least a majority of Continuing Directors has approved the selection of the President, or, in their absence, a chairman designated by the Continuing Directors (defined in Article IV Paragraph C of the Articles of Incorporation), shall preside at all shareholders' meetings. The presiding officer shall determine the order of business and the procedure at any shareholders' meeting, including such regulation of the manner of voting and the conduct of discussion as he or she deems appropriate. The Secretary of the Corporation or, in his or her absence, a secretary designated by the presiding officer, shall be the secretary for shareholders' meetings. The Judges of Election for each shareholders' meeting shall be appointed by the Continuing Directors. All questions related to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the Judges of Election.


                               SECTION 3

                               DIRECTORS

              3.1 Number. All of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by, a Board of Directors. Except as otherwise fixed by or pursuant to Article III of the Articles of Incorporation (as it may be duly amended from time to time) relating to the rights of the holders of Preferred Stock to elect additional directors by class vote, the Board of Directors shall consist of nine natural persons. If, after proxy materials for any meeting of shareholders at which directors are to be elected are mailed to shareholders, any person or persons named therein to be nominated at the direction of the Board of Directors becomes unable or unwilling to serve, the foregoing number of authorized directors shall be automatically reduced by a number equal to the number of such persons unless the Board of Directors selects an additional nominee or nominees to replace such persons. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. No director need be a shareholder.

              3.2 Powers. The Board may exercise all such powers of the Corporation and do all such lawful acts and things which are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the shareholders.

              3.3 Classes. The Board of Directors shall be divided into classes in the manner described in Article IV(B) of the Articles of Incorporation.

              3.4 Nominations.   Only  persons nominated in accordance with
          Article IV(H) of the Articles of Incorporation shall be eligible for election as directors.

              3.5 Vacancies. The office of a director shall become vacant only if he or she dies, is interdicted, resigns or is removed from office as provided in Article IV(D) of the Articles of Incorporation.

              3.6 Filling Vacancies. Any vacancy on the Board shall be filled only as provided in Article IV(D) of the Articles of Incorporation.

              3.7 Removal. Any director may be removed only in the manner provided in Article IV(E) of the Articles of Incorporation.

              3.8 Directors Elected by Preferred Shareholders. Notwith-standing anything in these By-laws to the contrary, whenever the holders of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of the Articles of Incorporation (as they may be duly amended from time to time) fixing the rights and preferences of such preferred stock shall govern with respect to the nomination, election, term, removal, vacancies or other related matters with respect to such directors.

              3.9 Compensation of Directors. Directors shall receive such compensation for their services, in their capacity as directors, as may be fixed by resolution of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

              3.10Chairman of the Board. The Board shall select and have the power to remove a Chairman who shall preside at all meetings of the Board of Directors and shall perform such other duties as the Board shall authorize.


                               SECTION 4

                         MEETINGS OF THE BOARD

              4.1 Place of Meetings. The meetings of the Board of Directors may be held at such place within or without the State of Louisiana as a majority of the directors may from time to time appoint.

              4.2 Initial Meetings; Notice. The first meeting of each newly-elected Board shall be held immediately following the shareholders' meeting at which the Board, or any class thereof, is elected and at the same place as such meeting, and no notice of such first meeting shall be necessary in order legally to constitute the meeting.

              4.3 Regular Meetings; Notice. Regular meetings of the Board may be held at such times as the Board may from time to time determine. If regular meeting dates are fixed by the Board at a directors' meeting, the Secretary shall give each director written notice of such dates by placing such notice in the United States mail, postage prepaid, addressed to the director at his or her address appearing on the Corporation's records. The notice shall be deemed given when so mailed at least five business days prior to the first meeting date. No other notice of regular meetings shall be required.

              4.4 Special Meetings; Notice. Special meetings of the Board may be called by the Chairman of the Board if the Chairman of the Board is a Continuing Director, or the President, if the selection of the President was approved by at least a majority of the Continuing Directors, on 24 hours' notice given to each director, either personally or by telephone, telex, telecopy or any other comparable form of facsimile communication. Notice of special meetings of the Board shall also be deemed to have been given when delivered to a third party company or governmental entity providing delivery services in the ordinary course of business, that guaranteed delivery of the notice to the director at his or her address as it appears on the Corporation's records no later than 24 hours before the special meeting. Special meetings shall be called by the Secretary in like manner and on like notice on the written request of a majority of all of the Continuing Directors, and if such officer fails or refuses, or is unable within 24 hours, to call a meeting when requested, then the directors making the request may call the meeting on 48 hours' notice given to each director in the manner described above. The notice of a special meeting of directors need not state its purpose or purposes, but if the notice states a purpose or purposes, the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.

              4.5 Quorum and Vote. A majority of all of the directors shall be necessary to constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, the acts of a majority of the directors present at a duly-organized meeting shall be the acts of the Board. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

              4.6 Withdrawal. If a quorum is present when the meeting convened, the directors present may continue to do business, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 4.5 hereof or the refusal of any director present to vote.

              4.7 Action by Written Consent. Any action that may be taken at a meeting of the Board, or any committee thereof, may be taken by a consent in writing, signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or committee.

              4.8 Meetings by Telephone or Similar Communication. Members of the Board may participate at and be present at any meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other.
                               SECTION 5

                        COMMITTEES OF THE BOARD

              5.1 General. The Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular members). As long as there are at least two Continuing Directors, a majority of any committee shall consist of Continuing Directors. To the extent provided by resolution of the Board or these By-laws, each committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to documents. Such committee or committees shall have such name or names as may be stated in these By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the President may designate another director to serve on the committee pending action by the Board. Each member of a committee shall hold office during the term designated by the Board.

              5.2 Continuing Directors' Committee. The Continuing Directors' Committee, the members of which shall be all Continuing Directors, shall have the power to act on any matter requiring approval or authorization of Continuing Directors.


                               SECTION 6

                                NOTICES

              6.1 Form of Delivery. Whenever under the provisions of law, the Articles of Incorporation or these By-laws notice is required to be given to any shareholder or director, it shall not be construed to mean personal notice unless otherwise specifically provided by law, the Articles of Incorporation or these By-laws, but such notice may be given by mail, addressed to such shareholder or director at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Notices given by mail shall be deemed to have been given at the time they are deposited in the United States mail. Notwithstanding this Section 6.1, notices of regular and special meetings of the Board shall be governed by Section 4.3 and 4.4 of these By-laws, respectively.

              6.2 Waiver. Whenever any notice is required to be given by law, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed at any time by the person or persons entitled to such notice shall be deemed equivalent thereto. In addition, notice shall be deemed to have been given to, or waived by, any shareholder or director who attends a meeting of shareholders or directors in person, or is represented at such meeting by proxy or, in the case of a director, participates in a meeting by telephone, without protesting at the commencement of the meeting the transaction of any business because the meeting is not lawfully called or convened.


                               SECTION 7

                                OFFICERS

              7.1 Designations. The officers of the Corporation shall be elected by the directors and shall be the President, Secretary and Treasurer. The Board of Directors may appoint one or more Vice Presidents and such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. More than one office may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

              7.2 Term of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board, Chairman of the Board, President or Secretary of the Corporation. Such resignation shall take effect at the time specified therein and acceptance of such resignation shall not be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officers, if any, with the Corporation, but the election of an officer shall not in and of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

              7.3 The President. The President shall have general and active responsibility for the management of the business of the Corporation, and, unless otherwise provided by the Board, shall be the chief executive and chief operating officer of the Corporation. The President shall supervise the daily operations of the business of the Corporation and shall ensure that all orders, policies and resolutions of the Board are carried out.

              7.4 The Vice Presidents. The Vice Presidents (if any) shall perform such duties as the President or the Board of Directors shall prescribe.

              7.5 The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President. He or she shall keep in safe custody the seal of the Corporation, if any, and affix such seal to any instrument requiring it. The Secretary shall have the power to certify at any time as to the number of directors authorized and as to the class to which each director has been elected or assigned.

              7.6 The Treasurer. The Treasurer shall have custody of the corporate funds and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation only for proper corporate purposes or as may be ordered by the Board and shall render to the President and to the Board, whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition and results of operations of the Corporation.

                               SECTION 8

                                 STOCK

              8.1 Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary evidencing the number and class (and series, if any) of shares owned by him or her and containing such information as required by law. If any stock certificate is countersigned by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar of the Corporation before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were an officer, transfer agent or registrar of the Corporation on the date of issue.

              8.2 Missing  Certificates.  The  President  may  direct   new
          certificates to be issued in place of any certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the Corporation's receipt of an affidavit of that fact from the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the President shall, unless dispensed with by the Board of Directors, require the owner of such lost, stolen or destroyed certificates, or his legal representative, to (a) give the Corporation a bond or (b) enter into a written indemnity agreement, in each case in an amount appropriate to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

              8.3 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               SECTION 9

                     DETERMINATION OF SHAREHOLDERS

              9.1 Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than 60 days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than 10 days, prior to the date on which the action requiring the determination of shareholder is to be taken.

              9.2 Registered Shareholders. Except as otherwise provided by law, the Corporation and its directors, officers and agents may recognize and treat a person registered on its records as the owner of shares as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and the Corporation's and its directors', officers' and agents' rights under this section shall not be affected by any actual or constructive notice that the Corporation, or any of its directors, officers or agents, may have to the contrary.

                               SECTION 10

                            INDEMNIFICATION

              10.1Definitions. As used in this section the following terms shall have the meanings set forth below:

                  (a) "Board" - the Board of Directors of the Corporation.

                  (b) "Claim" - any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, ad-ministrative or investigative and whether made judicially or ex-tra-judicially, or any separate issue or matter therein, as the context requires.

                  (c) "Determining Body" - (i) those members of the Board who are not named as parties to the Claim for which indemnifica-tion is being sought ("Impartial Directors"), if there are at least three Impartial Directors, (ii) a committee of at least three Impartial Directors appointed by the Board (regardless whether the members of the Board voting on such appointment are Impartial Directors) or (iii) if there are fewer than three
          Impartial Directors or if the Board so directs (regardless whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation.

                  (d) "Disbursing Officer" - the President of the Corporation or, if the President is a party to the Claim for which indemnification is being sought, any officer not a party to such Claim who is designated by the Board to be the Disbursing Officer with respect to indemnification requests related to the Claim, which designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.

                  (e) "Expenses"  -  any   expenses  or  costs  (including,
          without limitation, attorney's fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement).

                  (f) "Indemnitee" - each person who is or was a director or officer of the Corporation.
              10.2Indemnity.

                  (a) The  Corporation  shall  indemnify  each   Indemnitee
          against any Expenses actually and reasonably incurred by him or her (as they are incurred) in connection with any Claim either against the Indemnitee or as to which the Indemnitee is involved solely as a witness or person required to give evidence, by reason of his or her position (i) as a director or officer of the Corporation or its subsidiaries, (ii) as a fiduciary with respect to any employee benefit plan or trust of the Corporation or its subsidiaries, or (iii) as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other profit or not-for-profit entity or enterprise, if such position is or was held at the request of the Corporation or its subsidiaries, whether relating to service in such position before or after the effective date of this Section, if the Indemnitee (i) is successful in his or her defense of the Claim on the merits or otherwise or (ii) has been found by the Deter-mining Body (acting in good faith) to have met the Standard of Conduct (defined below); provided that (i) the amount otherwise payable by the Corporation may be reduced by the Determining Body to such amount as it deems proper if it determines that the Claim involved the receipt of a personal benefit by Indemnitee, (ii) no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his or her duty to the Corporation or to have obtained an improper personal benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudi-cation of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper, (iii) the Corporation shall provide indemnification only for Expenses which exceed those reimbursed or paid under liability insurance policies maintained by the Corporation and its subsidiaries and
          (iv) if the Claim results from the Indemnitee's position with a subsidiary or entity other than the Corporation, the Indemnitee must pursue indemnification from the other entity before seeking indemnification from the Corporation and any indemnification from the Corporation shall be reduced by the indemnification received from the other entity.

                  (b) The Standard of Conduct is met when the conduct by an Indemnitee with respect to which a Claim is asserted was conduct that was in good faith and that the Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a criminal action or proceeding, that the Indemnitee had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, set-tlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet the Standard of Conduct.

                  (c) Promptly upon becoming aware of the existence of any Claim as to which he or she may be indemnified hereunder, the In-demnitee shall notify the President of the Corporation of the Claim and whether he or she intends to seek indemnification hereunder. If such notice indicates that Indemnitee does so in-tend, the President shall promptly advise the Board thereof and notify the Board that the establishment of the Determining Body with respect to the Claim will be a matter presented at the next regularly scheduled meeting of the Board. After the Determining Body has been established, the President shall inform the In-demnitee thereof and Indemnitee shall immediately provide the De-termining Body with all facts relevant to the Claim known to him or her. Within 60 days of the receipt of such information, to-gether with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall determine, and shall advise Indemnitee of its determination, whether Indem-nitee has met the Standard of Conduct.

                  (d) During such 60-day period, Indemnitee shall promptly inform the Determining Body upon his or her becoming aware of any relevant facts not provided by him or her to the Determining Body, unless the Determining Body has obtained such facts by other means.

                  (e) In the case of any Claim not involving a proposed, threatened or pending criminal proceeding,

                      (i) if Indemnitee has, in the good faith judgment of the Determining Body, met the Standard of Conduct, the Corpora-tion may, in its sole discretion after notice to Indemnitee, assume all responsibility for the defense of the Claim, and, in any event, the Corporation and the Indemnitee each shall keep the other informed as to the progress of the defense, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reason-ably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the Claim, then Indemnitee shall be entitled to conduct his or her defense, with counsel of his or her choice; and provided further that Indemnitee shall in any event be entitled at his or her expense to employ counsel chosen by him or her to participate in the defense of the Claim; and

                      (ii) the Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation (A) proposes a settlement acceptable to the person asserting the Claim, or (B) believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms thereof and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, Indemnitee shall execute such documents as shall be necessary to effect the settlement. If Indemnitee does not agree Indemnitee may proceed with the defense of the Claim in any man-ner he or she chooses, but if he or she is not successful on the merits or otherwise, the Corporation's obligation to indemnify Indemnitee for any Expenses incurred following his or her dis-agreement shall be limited to the lesser of (A) the total Ex-penses incurred by Indemnitee following his or her decision not to agree to such proposed settlement or (B) the amount the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of his or her affairs, Indemnitee may refuse such settlement and proceed with the defense of the Claim, if Indemnitee so desires, at the Cor-poration's expense without regard to the limitations imposed by the preceding sentence. In no event, however, shall the Corpo-ration be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

                  (f) In the case of a Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim, and to make all decisions with respect thereto, with counsel of Indemnitee's choice, provided, however, that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

                  (g) After notifying the Corporation of the existence of a Claim, Indemnitee may from time to time request the Corporation to pay the Expenses (other than judgments, fines, penalties or amounts paid in settlement) that he or she incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. If the Disbursing Officer believes the amount requested to be reasona-ble, the Disbursing Officer shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be de-termined that he or she is not entitled to be indemnified by the Corporation under the circumstances. If the Disbursing Officer does not believe such amount to be reasonable, the Corporation shall pay the amount deemed by the Disbursing Office to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

                  (h) After the Determining Body has determined that the Standard of Conduct was met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Section, the provisions of Paragraph (g) shall continue to apply with respect to Expenses incurred after such time except that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee such amount of any fines, penalties or judgments against Indemnitee which have become final and for which he or she is entitled to indemnification hereunder.

                  (i) Any determination by the Corporation with respect to settlements of a Claim shall be made by the Determining Body.

                  (j) The Corporation and Indemnitee shall keep confiden-tial, to the extent permitted by law and their fiduciary obliga-tions, all facts and determinations provided or made pursuant to or arising out of the operation of this Section, and the Corporation and Indemnitee shall instruct its or his or her agents and employees to do likewise.

              10.3Enforcement.

                  (a) The   rights  provided  by  this  Section  shall   be
          enforceable by Indemnitee in any court of competent jurisdiction.

                  (b) If Indemnitee seeks a judicial adjudication of his or her other rights under this Section, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by Indemnitee in connection with such proceeding but only if he or she prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then the Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him or her in connection with such judicial adjudication if the amount to which Indemnitee is determined to be entitled exceeds 50% of the amount of his or her claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.
                  (c) In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to any Expenses sought with respect to any Claim.

              10.4Saving  Clause.   If any provision  of  this  Section  is
          determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law, and such provision, as so modified or reformed, and the balance of this Section, shall be applied in accordance with their terms. Without limiting the generality of the forego-ing, if any portion of this Section shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemni-tee to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

              10.5Non-Exclusivity.

                  (a) The indemnification and advancement of Expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, by-law, authorization of shareholders or directors, agreement, or otherwise.

                  (b) It is the intent of the Corporation by this Section to indemnify and hold harmless Indemnitee to the full extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the full extent permitted by applicable law notwithstanding that the other terms of this Section would provide for lesser indemnification.

              10.6Successors and Assigns. This Section shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee's heirs, personal representa-tives, and assigns and to the benefit of the Corporation, its successors and assigns.

              10.7Indemnification of Other Persons. The Corporation may indemnify any person not covered by Sections 10.1 through 10.6 to the extent provided in a resolution of the Board or a separate section of these By-laws.

              10.8Amendment. No amendment to or repeal of this Section or any portion hereof shall limit any Indemnitee's entitlement to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment or repeal.

                               SECTION 11

                             MISCELLANEOUS

              11.1Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Signatures of the authorized signatories may be by facsimile.

              11.2Seal. The Board of Directors may adopt a corporate seal, which shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

              11.3Amendment. These By-laws may be amended or repealed only as provided in Article VIII of the Articles of Incorporation.

                   AMENDMENT TO BY-LAWS OF MIDSOUTH ADOPTED BY
                      THE BOARD OF DIRECTORS, APRIL 12, 1995


          FURTHER RESOLVED that the By-laws of the Corporation be and they are hereby amended to reduce the number of directors to eight, to be effective with respect to the forthcoming annual meeting of shareholders.

          FURTHER RESOLVED that the number of Class II directors shall be two, the number Class III directors shall be three and the number of Class I directors shall be three.